SCHEDULE I

Transactions in the Securities of the Issuer Since Amendment No. 3

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Cogence	8/25/2026	0.1987[2]	(21,500)
Valence	8/25/2026	0.1986[3]	(415,800)
Cogence	8/26/2026	0.1834[4]	(9,400)
Valence	8/26/2026	0.1834[5]	(182,647)
Cogence	8/27/2026	0.1702[6]	(7,200)
Valence	8/27/2026	0.1703[7]	(138,400)
Cogence	8/28/2026	0.1687[8]	(3,300)
Valence	8/28/2026	0.1685[9]	(64,100)
Cogence	8/31/2026	0.1743[10]	(4,500)
Valence	8/31/2026	0.1743[11]	(87,701)
Cogence	9/1/2026	0.1634[12]	(3,200)
Valence	9/1/2026	0.1636[13]	(62,349)
Cogence	9/2/2026	0.1666[14]	(2,700)
Valence	9/2/2026	0.1665[15]	(52,500)
Cogence	9/3/2026	0.1691[16]	(2,400)
Valence	9/3/2026	0.1690[17]	(45,500)

1Price per Common Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Common Shares purchased or sold at each separate price.

2A weighted average price based on prices ranging from $0.1693 to $0.2115.

3A weighted average price based on prices ranging from $0.1693 to $0.2115.

4A weighted average price based on prices ranging from $0.1800 to $0.1999.

5A weighted average price based on prices ranging from $0.1800 to $0.2015.

6A weighted average price based on prices ranging from $0.1651 to $0.1765.

7A weighted average price based on prices ranging from $0.1641 to $0.1773.

8A weighted average price based on prices ranging from $0.1662 to $0.1726.

9A weighted average price based on prices ranging from $0.1656 to $0.1728.

10A weighted average price based on prices ranging from $0.1680 to $0.1790.

11A weighted average price based on prices ranging from $0.1680 to $0.1796.

12A weighted average price based on prices ranging from $0.1603 to $0.1705.

13A weighted average price based on prices ranging from $0.1602 to $0.1705.

14A weighted average price based on prices ranging from $0.1620 to $0.1711.

15A weighted average price based on prices ranging from $0.1616 to $0.1727.

16A weighted average price based on prices ranging from $0.1644 to $0.1742.

17A weighted average price based on prices ranging from $0.1640 to $0.1748.

Cogence	9/4/2026	0.1729[18]	(3,607)
Valence	9/4/2026	0.1729[19]	(70,393)
Cogence	9/8/2026	0.1787[20]	(3,093)
Valence	9/8/2026	0.1787[21]	(59,407)
Cogence	9/9/2026	0.1608[22]	(8,600)
Valence	9/9/2026	0.1608[23]	(166,344)
Cogence	9/10/2026	0.1427[24]	(6,000)
Valence	9/10/2026	0.1427[25]	(116,716)
Cogence	9/11/2026	10.83[26]	(240)
Valence	9/11/2026	10.82[27]	(3,660)
Cogence	9/14/2026	10.59[28]	(201)
Valence	9/14/2026	10.55[29]	(2,899)
Cogence	9/15/2026	10.47[30]	(100)
Valence	9/15/2026	10.39[31]	(2,100)
Cogence	9/16/2026	10.76[32]	(100)
Valence	9/16/2026	10.62[33]	(1,997)
Valence	9/16/2026	11.04[34]	(303)
Cogence	9/17/2026	11.61[35]	(100)
Valence	9/17/2026	11.88[36]	(2,300)
Valence	9/17/2026	12.30	(100)

18A weighted average price based on prices ranging from $0.1693 to $0.1779.

19A weighted average price based on prices ranging from $0.1690 to $0.1804.

20A weighted average price based on prices ranging from $0.1693 to $0.1835.

21A weighted average price based on prices ranging from $0.1693 to $0.1844.

22A weighted average price based on prices ranging from $0.1500 to $0.1689.

23A weighted average price based on prices ranging from $0.1499 to $0.1717.

24A weighted average price based on prices ranging from $0.1405 to $0.1463.

25A weighted average price based on prices ranging from $0.1403 to $0.1463.

26A weighted average price based on prices ranging from $10.53 to $11.17.

27A weighted average price based on prices ranging from $10.50 to $11.45.

28A weighted average price based on prices ranging from $10.36 to $10.90.

29A weighted average price based on prices ranging from $10.14 to $11.00.

30A weighted average price based on prices ranging from $10.38 to $10.51.

31A weighted average price based on prices ranging from $10.17 to $10.89.

32A weighted average price based on prices ranging from $10.71 to $10.87.

33A weighted average price based on prices ranging from $10.01 to $11.00.

34A weighted average price based on prices ranging from $11.02 to $11.07.

35A weighted average price based on prices ranging from $11.29 to $11.76.

36A weighted average price based on prices ranging from $11.29 to $12.20.

Cogence	9/21/2026	11.09[37]	(100)
Valence	9/21/2026	11.30[38]	(2,200)
Cogence	9/22/2026	11.60[39]	(100)
Valence	9/22/2026	11.78[40]	(1,800)
Cogence	9/23/2026	10.57[41]	(200)
Valence	9/23/2026	10.46[42]	(3,034)
Valence	9/23/2026	11.48[43]	(1,000)
Cogence	9/24/2026	10.96[44]	(200)
Valence	9/24/2026	11.07[45]	(2,100)
Cogence	9/25/2026	10.62[46]	(200)
Valence	9/25/2026	10.54[47]	(2,800)
Cogence	9/28/2026	11.49[48]	(200)
Valence	9/28/2026	11.04[49]	(2,600)
Valence	9/28/2026	11.62[50]	(2,204)

37A weighted average price based on prices ranging from $11.09 to $11.10.

38A weighted average price based on prices ranging from $10.96 to $11.67.

39A weighted average price based on prices ranging from $11.57 to $11.67.

40A weighted average price based on prices ranging from $11.37 to $12.25.

41A weighted average price based on prices ranging from $10.03 to $10.99.

42A weighted average price based on prices ranging from $10.03 to $10.99.

43A weighted average price based on prices ranging from $11.12 to $11.90.

44A weighted average price based on prices ranging from $10.92 to $10.99.

45A weighted average price based on prices ranging from $10.80 to $11.60.

46A weighted average price based on prices ranging from $10.34 to $10.90.

47A weighted average price based on prices ranging from $10.26 to $11.01.

48A weighted average price based on prices ranging from $11.27 to $11.74.

49A weighted average price based on prices ranging from $10.43 to $11.36.

50A weighted average price based on prices ranging from $11.46 to $11.74.